Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree, as of June 24, 2022, that only one statement containing the information required by Schedule 13G, and each amendment thereto, need be filed with respect to the ownership by each of the undersigned of shares of common stock, par value $0.01 per share, of Mallinckrodt plc, and such statement to which this Joint Filing Agreement is attached as Exhibit 99.1 is filed on behalf of each of the undersigned.

BRACEBRIDGE CAPITAL, LLC

BY:	/s/ John N. Spinney, Jr.

Name: John N. Spinney, Jr.
Title: Authorized Signatory

FFI III S.a r.l.

BY:	/s/ John N. Spinney, Jr.

Name: John N. Spinney, Jr.
Title: Authorized Signatory

FYI S.a r.l.

BY:	/s/ John N. Spinney, Jr.

Name: John N. Spinney, Jr.
Title: Authorized Signatory

Olifant Luxco S.a r.l.

BY:	/s/ John N. Spinney, Jr.

Name: John N. Spinney, Jr.
Title: Authorized Signatory

[Signature Page to Joint Filing Agreement]